UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 12, 1996


                           OMEGA HEALTH SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


                                     0-19283
                            (Commission File Number)


                                   63-0858713
                      (I.R.S. Employer Identification No.)


     5100 Poplar Avenue, Suite 2100, Memphis, Tennessee             38137
         (Address of principal executive offices)                (Zip Code)


        Registrant's telephone number, including area code: 901-683-7868


                                 Not applicable
              (Former name, former address and former fiscal year,
                          if changed since last report)

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.  Acquisition or Disposition of Assets.

On March 12, 1996, Omega Health Systems of Florida, Inc., a wholly-owned subsidiary of the Registrant, purchased the assets of Paul E. Garland, M.D., P.A. (the "Garland P.A."), a Tallahassee, Florida professional corporation which practices ophthalmology. In addition to the assets of Dr. Garland's practice, the wholly-owned subsidiary of the Registrant purchased from Dr. Garland 100% of the stock of Capital Eye Surgery Center, Inc., an ambulatory surgery center (the "ASC") which Dr. Garland operates in conjunction with his practice. In exchange for the sale of his practice assets and the stock of the ASC, Dr. Garland received $2,000,000 in cash and a five year, 7% subordinated note for $1,400,000 which is convertible, under certain conditions into shares of the Registrant's common stock for a total purchase price of $3,400,000. Omega Health Systems of Florida, Inc. will manage the Garland P.A. pursuant to a management agreement. Dr. Garland's clinical practice was not acquired by Omega, and Dr. Garland will continue to practice as a clinician the Garland P.C. in substantially the same manner as before the transactions described above.

Registrant financed the purchase, in part, from the proceeds of a 90-day, 12% Subordinated Promissory Note issued to HealthMark Partners, LLC. HealthMark Partners, LLC is an affiliate of Andrew W. Miller who owns approximately 7% of the outstanding common stock of Registrant and who serves as Chairman of the Board of Directors of Registrant. This note is secured by a pledge of the stock of Omega Health Systems of Florida, Inc., the wholly-owned subsidiary of the Registrant which acquired the assets of the Garland P.C. and the stock of the ASC. In addition, Registrant issued HealthMark Partners, LLC, warrants, exercisable for 90 days to purchase 5,000 shares of the registrant's common stock at $.05 per share.

Item 2.  Financial Statements and Exhibits.

         (a)   Financial Statements of the Business Acquired

               (Omega purchased certain assets and stock in this transaction and has executed a management agreement with the seller; thus, this transaction is characterized in a fashion not substantially the same as a traditional business acquisition. However, Omega is providing the following information because of its relevance to the on-going and post-transaction activities of the Registrant and believes that it complies substantially with the relevant requirements of Regulation S-X.)
                Paul E. Garland, M.D., P.A. and Capital Eye Surgery Center, Inc.

                   Independent Auditors' Report
                   Combined Balance Sheet, December 31, 1995
                   Combined Statement of Income, Year ended December 31, 1995 Combined Statement of Stockholder's Equity, Year ended
                        December 31, 1995
                   Combined Statement of Cash Flows, Year ended December 31,
                        1995
                   Notes to Combined Financial Statements, December 31, 1995

                   Condensed Combined Statements of Income, Three months
                         ended March 31, 1996 and 1995 (unaudited)
                   Condensed Combined Statements of Cash Flows, Three
                         months ended March 31, 1996 and 1995 (unaudited)
                   Notes to Condensed Combined Financial Statements, March
                         31, 1996 and 1995
                                       2

                Pro Forma Financial Statements

                        Pro Forma Condensed Combined Statements of Income,
                                Year ended December 31, 1995 (unaudited)
                        Pro Forma Condensed Combined Statements of Income,
                                Three months ended March 31, 1996 (unaudited)
                        Notes to Pro Forma Financial Statements

         (b)      Exhibits

         2.1      Press Release dated March 13, 1996 *
         2.2      Asset Purchase Agreement dated March 12, 1996 *
         2.3      Stock Purchase Agreement dated March 12, 1996 *
         2.4      Management Agreement dated March 12, 1996 *
         2.5 7% Convertible Subordinated Note dated March 12, 1996 between Registrant and Garland *
         2.6 12% Subordinated Promissory Note dated March 12, 1996 between Registrant and HealthMark Partners, LLC *
         2.7 Class C Warrants to purchase shares of Common Stock issued to HealthMark Partners, LLC *
         2.8 Pledge and Security Agreement between Registrant and HealthMark Partners, LLC *

         * Previously filed.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                           OMEGA HEALTH SYSTEMS, INC.


Date:  May 25, 1996        By:  /s/ Ronald L. Edmonds
                              -------------------------
                              Ronald L. Edmonds
                              Senior Vice President and Chief Financial Officer

                         PAUL E. GARLAND, M.D., P.A. AND
                        CAPITAL EYE SURGERY CENTER, INC.

                          Combined Financial Statements

                                December 31, 1995

                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report


The Sole Shareholder
Paul E. Garland, M.D., P.A. and Capital Eye Surgery Center, Inc.:


We have audited the accompanying combined balance sheet of Paul E. Garland, M.D., P.A. and Capital Eye Surgery Center, Inc. as of December 31, 1995, and the related combined statements of income, stockholder's equity and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Paul E. Garland, M.D., P.A. and Capital Eye Surgery Center, Inc. as of December 31, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


                                               KPMG Peat Marwick LLP

Memphis, Tennessee
May 17, 1996

                         PAUL E. GARLAND, M.D., P.A. AND

                        CAPITAL EYE SURGERY CENTER, INC.

                             Combined Balance Sheet
                                December 31, 1995

                                     Assets
                                     ------
Current assets:
     Cash                                                                $   13,588
     Accounts receivable, less allowances for contractual adjustments
        and uncollectible accounts of $384,000 (note 3)                     491,862
     Supplies                                                                44,000
     Prepaid expenses and other current assets                               33,999
                                                                         ----------
                    Total current assets                                    583,449
Furniture, fixtures and equipment, net (note 4)                             423,818
Other assets                                                                 86,055
                                                                         ----------

                                                                         $1,093,322
                                                                         ==========
                      Liabilities and Stockholder's Equity
                      ------------------------------------
 Current liabilities:
     Accounts payable                                                    $   23,766
     Accrued payroll and payroll taxes                                       11,851
     Deferred income taxes (note 8)                                         143,663
     Current portion of long-term debt (note 5)                              61,570
     Current portion of capital lease obligations  (note 6)                  44,113
                                                                         ----------
                    Total current liabilities                               284,963
Long-term debt, less current portion (note 5)                               232,675
Capital lease obligations, less current portion (note 6)                     15,182
Deferred income taxes (note 8)                                               16,147
                                                                         ----------
                    Total liabilities                                       548,967
Stockholder's equity:                                                    ----------
     Common stock, Paul E. Garland, M.D., P.A.,
        $1 par value, 1,000 shares authorized,
        100 shares issued and outstanding                                       100
     Common stock, Capital Eye Surgery Center, Inc.,
        $.01 par value, 500 shares authorized,
        500 shares issued and outstanding                                         5
     Retained earnings                                                      544,250
                                                                         ----------
                    Total stockholder's equity                              544,355
                                                                         ----------
Commitments and contingencies (notes 6 and 9)
                                                                         $1,093,322
                                                                         ==========
See accompanying notes to combined financial statements.

                         PAUL E. GARLAND, M.D., P.A. AND

                       CAPITAL EYE SURGERY CENTER, INC.

                          Combined Statement of Income
                          Year ended December 31, 1995



Net patient service revenue (note 7)                                  $3,291,674
                                                                      ----------

Expenses:
     Professional services                                             2,249,002
     Rentals                                                             210,653
     General and administrative                                          435,971
     Depreciation                                                        151,385
     Interest                                                             42,932
                                                                      ----------
        Total expenses                                                 3,089,943
                                                                      ----------
                    Income from operations                               201,731

Nonoperating losses, net                                                  48,695

                    Income before income taxes                           153,036

Income taxes (note 8)                                                      7,386
                                                                      ----------

                               Net income                             $  145,650
                                                                      ==========

Pro forma (unaudited):
     Historical combined income before income taxes                   $  153,036
     Pro forma income taxes on a combined basis                           57,000
                                                                      ----------

                               Pro forma combined net income          $   96,036
                                                                      ==========



See accompanying notes to combined financial statements.

                         PAUL E. GARLAND, M.D., P.A. AND

                       CAPITAL EYE SURGERY CENTER, INC.

                   Combined Statement of Stockholder's Equity
                          Year ended December 31, 1995


                                      Common        Common                          Total
                                       stock        stock          Retained      stockholder's
                                     (Garland)  (Capital Eye)      earnings         equity
                                     ---------  -------------      --------         ------
Balances at January 1, 1995          $    100              5       618,600          618,705

Distributions to stockholder             --             --        (220,000)        (220,000)

Net income                               --             --         145,650          145,650
                                     --------       --------       --------        --------

Balances at December 31, 1995        $    100              5        544,250         544,355
                                     ========       ========       ========        ========


See accompanying notes to combined financial statements.

                         PAUL E. GARLAND, M.D., P.A. AND

                        CAPITAL EYE SURGERY CENTER, INC.

                        Combined Statement of Cash Flows
                          Year ended December 31, 1995

Cash flows from operating activities:
     Net income                                                                 $ 145,650
     Adjustments to reconcile net income to net cash
        provided by operating activities:
           Depreciation                                                           151,385
           Deferred income taxes                                                     (382)
           Changes in operating assets and liabilities:
              Accounts receivable                                                  95,275
              Prepaid expenses and other current assets                           (25,909)
              Accounts payable                                                     23,766
              Accrued payroll and payroll taxes                                     1,032
                                                                                ---------
                    Net cash provided by operating activities                     390,817
                                                                                ---------
Cash flows from investing activities:
     Capital expenditures                                                         (13,856)
     Other assets, net                                                            (86,055)
                                                                                ---------
                    Net cash used in investing activities                         (99,911)
                                                                                ---------
Cash flows from financing activities:
     Repayment of long-term debt                                                  (31,152)
     Principal payments on capital lease obligations                              (40,174)
     Distributions to stockholder                                                (220,000)
                                                                                ---------
                    Net cash used in financing activities                        (291,326)
                                                                                ---------
Net decrease in cash                                                                 (420)
Cash at January 1, 1995                                                            14,008
                                                                                ---------
Cash at December 31, 1995                                                       $  13,588
                                                                                =========
Supplemental disclosure:
     Interest paid                                                              $  42,932
                                                                                =========


See accompanying notes to combined financial statements.

                         PAUL E. GARLAND, M.D., P.A. AND

                      CAPITAL EYE SURGERY CENTER, INC.

                     Notes to Combined Financial Statements
                                December 31, 1995

(1)    Summary of Significant Accounting Policies
       ------------------------------------------

       (a)   Description of Business
             -----------------------

             Paul E. Garland, M.D., P.A. (the P.A.) is a medical practice specializing in ophthalmological services. Dr. Garland is also the sole shareholder in Capital Eye Surgery Center, Inc. (Capital), a corporation which operates an ambulatory surgical center adjacent to Dr. Garland's ophthalmology practice. In combination, these two entities are collectively referred to herein as "the Company."

             On March 12, 1996, Omega Health Systems, Inc. (Omega) agreed to acquire certain assets of the P.A. and the outstanding stock of Capital. Additionally, Dr. Garland and Omega have entered into an agreement whereby Omega will provide management services for Dr. Garland's professional activities.

             The accompanying combined financial statements have been prepared principally to accompany Omega's filing on Form 8-K with respect to the transaction described above. The combination of the P.A. and Capital is believed to provide the most useful information with respect to the Form 8-K filing requirements.

       (b)   Statement of Revenue and Expenses
             ---------------------------------

             For purposes of presentation, transactions deemed by management to be ongoing, major or central to the provision of health care services are reported as revenue and expenses. Peripheral or incidental transactions are reported as gains and losses.

       (c)   Net Patient Service Revenue
             ---------------------------

             Net patient service revenue is reported at the estimated net realizable amounts from patients, third-party payors and others for services rendered, including estimated retroactive adjustments, if any, under reimbursement agreements with third-party payors.

             Retroactively calculated contractual adjustments arising under reimbursement agreements with third-party payors, if any, are accrued on an estimated basis in the period the related services are rendered and adjusted as final settlements are determined.

                                                        (Continued)
                                     11

                         PAUL E. GARLAND, M.D., P.A. AND

                        CAPITAL EYE SURGERY CENTER, INC.
                     Notes to Combined Financial Statements


       (d)   Charity Care
             ------------

             The Company provides care to patients who meet certain criteria under its charity care policy without charge or at amounts less than its established rates. Because the Company does not pursue collection of amounts determined to qualify as charity care, such amounts are not reported as revenue. Charity care provided by the Company in 1995 was not significant.

        (e)  Supplies
             --------

             Medical supplies are recorded at the lower of cost (first-in, first-out method) or replacement market.

       (f)   Furniture, Fixtures and Equipment
             ---------------------------------

             Owned furniture, fixtures and equipment are stated at cost.
                Furniture, fixtures and equipment under capital leases are stated at the lower of the present value of minimum lease payments at the beginning of the lease term or fair value at the inception of the lease.

             Depreciation for owned furniture, fixtures and equipment is calculated using the straight-line method over the estimated useful lives of the assets, as follows:

                                                    Estimated useful lives
                                                    ----------------------
                   Furniture and fixtures                    7 years
                   Office equipment                          5 years
                   Medical equipment                         5 years
                   Automobiles                               5 years

             Furniture, fixtures and equipment held under capital leases are amortized using the straight-line method over the shorter of the respective lease term or estimated useful life of the asset.

                                                                 (Continued)

                         PAUL E. GARLAND, M.D., P.A. AND

                        CAPITAL EYE SURGERY CENTER, INC.
                     Notes to Combined Financial Statements


       (g)   Income Taxes
             ------------

             Capital has elected for its earnings to be taxed directly to its stockholder under the S Corporation provisions of the Internal Revenue Code and similar provisions of Florida laws and regulations. Accordingly, the accompanying historical combined financial statements contain no provision for income taxes related to Capital's earnings.

             The P.A., which is a taxable corporation, has adopted the
                provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

        (h)  Use of Estimates
             ----------------

             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)    Fair Value of Financial Instruments
       -----------------------------------

       The carrying amounts of all asset and liability financial instruments approximate their estimated fair values at December 31, 1995. Fair value of a financial instrument is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties.


                                                                  (Continued)

                         PAUL E. GARLAND, M.D., P.A. AND

                        CAPITAL EYE SURGERY CENTER, INC.
                     Notes to Combined Financial Statements

(3)    Business and Credit Concentrations
       ----------------------------------

       The Company grants credit to patients, substantially all of whom reside in the Company's service area of Tallahassee, Florida. The Company generally does not require collateral or other security in extending credit to patients; however, it routinely obtains assignment of (or is otherwise entitled to receive) patients' benefits payable under their health insurance programs, plans or policies (e.g., Medicare, Medicaid, Blue Cross, preferred provider arrangements and commercial insurance policies).

       The mix of receivables from patients and third-party payors at December
           31, 1995 follows:

                 Medicare                                  39%
                 Patient                                   32
                 Commercial insurance                      14
                 Other third-party payors                   7
                 Medicaid                                   5
                 Blue Cross                                 3
                                                        -----
                                                          100%
                                                        =====
(4)    Furniture, Fixtures and Equipment
       ---------------------------------

       A summary of furniture, fixtures and equipment at December 31, 1995 follows:

             Furniture and fixtures                        $     116,272
             Office equipment                                    147,992
             Medical equipment                                   563,777
             Automobiles                                          85,958
                                                              ----------
                                                                 913,999
             Less accumulated depreciation                       490,181
                                                              ----------
                                                           $     423,818
                                                           =============





                                                             (Continued)

                         PAUL E. GARLAND, M.D., P.A. AND

                         CAPITAL EYE SURGERY CENTER, INC.
                     Notes to Combined Financial Statements

(5)    Long-term Debt
       --------------
       Long-term debt consists of the following:

             Note payable to a bank, with interest at 9-3/4%,
                payable in monthly installments of $1,088,
                including interest, secured by automobile,
                final payment due January 2001                           $   49,151
             Unsecured note payable to Dr. Garland, interest
                at 12%, payable in monthly installments of
                $6,673, including interest, final payment due
                November 1999                                               245,094
                                                                         ----------
                             Total long-term debt                           294,245
             Less current portion                                            61,570
                                                                         ----------
                             Long-term debt, less current portion        $  232,675
                                                                         ==========

       Maturities of long-term debt as of December 31, 1995 follow:

             1996                                                        $   61,570
             1997                                                            69,179
             1998                                                            77,733
             1999                                                            73,936
             2000                                                            11,827
                                                                         ----------

                                                                         $  294,245
                                                                         ==========

(6)    Leases
       ------

       The Company is obligated under various capital leases for equipment.
           The gross amount of assets under capital lease included in furniture, fixtures and equipment at December 31, 1995 was $187,100, with related accumulated depreciation of $116,917.





                                                             (Continued)

                         PAUL E. GARLAND, M.D., P.A. AND

                        CAPITAL EYE SURGERY CENTER, INC.
                     Notes to Combined Financial Statements


       The Company also is obligated under certain noncancelable operating leases. Total lease expense on operating leases was approximately $211,000 for the year ended December 31, 1995. The Company's most significant operating lease is for clinic and surgery center facilities owned by Dr. Garland. Expense under this lease totaled approximately $148,000 in 1995. Under the agreements described in note 1, Omega effectively assumed the Company's lease obligation related to these facilities.

       Future minimum lease payments under noncancelable operating leases and the present value of minimum capital lease payments as of December 31, 1995 follow:

                                                                           Capital       Operating
                Year ending:                                               leases           leases
                                                                      ------------    -------------
                   1996                                               $     47,837          170,052
                   1997                                                     15,652          170,052
                   1998                                                          -          170,052
                   1999                                                          -          170,052
                   2000                                                          -          170,052
                   Thereafter                                                    -          850,260
                                                                         ---------       ----------
                                                                            63,489   $    1,700,520
                                                                                          =========
                   Less amount representing interest
                      (at rates from 8.5% to 12%)                            4,194
                                                                         ---------
                                                                            59,295
                   Less current portion                                     44,113
                                                                         ---------
                   Capital lease obligations, less current portion    $     15,182
                                                                         =========

(7)    Net Patient Service Revenue
       ---------------------------

       The Company has agreements with governmental and other third-party payors that provide for reimbursement to the Company at amounts different from its established rates. Contractual adjustments under third-party reimbursement programs represent the difference between the Company's billings at established rates for services and amounts reimbursed by third-party payors. Third-party payor activity for the company principally involves the Medicare and Medicaid programs. Services rendered to beneficiaries under these programs are generally paid at prospectively determined procedural rates.

                                                                   (Continued)
                                       16

                         PAUL E. GARLAND, M.D., P.A. AND
                        CAPITAL EYE SURGERY CENTER, INC.
                     Notes to Combined Financial Statements



       Presented below is a summary of net patient service revenue for the year ended December 31, 1995:

                Gross patient service revenue                           $   3,675,228
                Less provision for contractual and other adjustments          383,554
                                                                         ------------

                Net patient service revenue                             $   3,291,674
                                                                         ============

       The Company has historically not maintained records to segregate write-offs of uncollectible accounts from contractual and other adjustments, and therefore the separate provision for uncollectible accounts is not determinable.

(8)    Income Taxes
       ------------

       As described in note 1, the P.A. is a taxable corporation. Income tax expense (benefit), which relates solely to the P.A., consists of the following for the year ended December 31, 1995:

                                      Current        Deferred       Total
                                   -----------       --------    --------
                U. S. Federal      $     5,519         (271)        5,248
                State and local          2,249         (111)        2,138
                                       -------       ------      --------

                                   $     7,768         (382)        7,386
                                       =======       ======      ========

       Income tax expense for the year ended December 31, 1995 differs from the amount computed by applying the U. S. Federal income tax rate of 34 percent to the P. A.'s pretax loss as a result of the following:

                Computed "expected" tax benefit                                   $ (3,037)
                State and local income taxes, net of Federal income tax benefit      1,411
                Meals, entertainment and other non-deductible items                  9,012
                                                                                  --------

                                                                                  $  7,386
                                                                                  ========

                                                                  (Continued)
                                       17

                         PAUL E. GARLAND, M.D., P.A. AND

                       CAPITAL EYE SURGERY CENTER, INC.
                     Notes to Combined Financial Statements


(8), Continued

       Tax effects of temporary differences that gave rise to deferred tax assets and liabilities at December 31, 1995 are presented below.

              Deferred tax assets:
                 Capital lease obligation, due to lease treated as
                    operating lease for income tax purposes            $    8,503
                                                                       ----------
                               Total deferred tax assets                    8,503
                                                                       ----------
              Deferred tax liabilities:
                 Plant and equipment, principally due to differences
                    in depreciation                                        24,650
                 Use of modified cash method for income tax purposes      143,663
                                                                       ----------
                               Total deferred tax liabilities             168,313

                               Net deferred tax liability              $  159,810
                                                                       ==========

        In assessing the recoverability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of temporary differences in making this assessment. Based upon projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences.

(9)    Employee Benefit Plan
       ---------------------

       The Company maintains a Profit Sharing Plan and Trust (the "Plan"), which covers substantially all employees. Employees who complete one year of service and attain age 21 may participate in the plan. The Company's contributions to the Plan are discretionary. Eligible employees ratably vest in the Company's contributions over six years. The Company made no discretionary contribution to the Plan during the year ended December 31, 1995.

                                                                   (Continued)

                         PAUL E. GARLAND, M.D., P.A. AND

                        CAPITAL EYE SURGERY CENTER, INC.
                     Notes to Combined Financial Statements



(10)   Professional and General Liability Insurance
       --------------------------------------------

       The Company maintains professional and general liability coverage under the provisions of certain claims-made policies. To the extent that any claims-made coverage is not renewed or replaced with equivalent insurance, claims based on occurrences during the term of such coverage, but reported subsequently, would be uninsured. Management believes, based on incidents identified through the Company's incident reporting system, that any such claims would not have a material effect on the Company's operations or financial position. In any event, management anticipates that the claims-made coverage currently in place will be renewed or replaced with equivalent insurance as the term of such coverage expires.

(11)   Related Party Transactions
       --------------------------

       The Company has a note payable to its sole stockholder as described in note 5. Additionally, the Company leases certain facilities from its sole stockholder as described in note 6. Management believes that these transactions reflect appropriate market rates and terms for similar transactions between unaffiliated parties.

                         PAUL E. GARLAND, M.D., P.A. AND

                        CAPITAL EYE SURGERY CENTER, INC.

                     Condensed Combined Statements of Income
                   Three Months ended March 31, 1996 and 1995
                                   (Unaudited)
                                                           1996          1995

Net patient service revenue                               $754,402      888,245
                                                          --------     --------

Expenses:
     Professional services                                 404,144      415,503
     Rentals                                                35,358       63,155
     General and administrative                            145,449      167,371
     Depreciation                                            8,426       23,474
     Interest                                                6,552        9,237
                                                          --------     --------
        Total expenses                                     599,929      678,740
                                                          --------     --------

                    Income from operations                 154,473      209,505

Nonoperating losses (gains), net                             9,223       (1,749)
                                                          --------     --------

                    Income before income taxes             145,250      211,254

Income taxes                                                  --           --
                                                          --------     --------

                               Net income                 $145,250      211,254
                                                          ========     ========






See accompanying notes to condensed combined financial statements.

                         PAUL E. GARLAND, M.D., P.A. AND

                        CAPITAL EYE SURGERY CENTER, INC.

                   Condensed Combined Statement of Cash Flows
                   Three Months ended March 31, 1996 and 1995
                                   (Unaudited)

                                                                             1996         1995
Cash flows from operating activities:
     Net income                                                           $ 145,250      211,254
     Adjustments to reconcile net income to net cash
        provided by operating activities:
           Depreciation                                                       8,426       23,474
           Changes in operating assets and liabilities:
              Accounts receivable                                           (90,684)     (52,389)
              Prepaid expenses and other current assets                      (4,504)         123
              Accounts payable                                                1,745        5,694
              Accrued payroll and payroll taxes                             (10,951)     (10,445)
                                                                          ---------    ---------
                    Net cash provided by operating activities                49,282      177,711
                                                                          ---------    ---------
Cash flows from investing activities:
     Capital expenditures                                                    (1,796)      (9,621)
     Other assets, net                                                        9,407         --
                                                                          ---------    ---------
                    Net cash provided by (used in) investing activities       7,611       (9,621)
                                                                          ---------    ---------
Cash flows from financing activities:
     Repayment of long-term debt                                            (12,803)     (13,538)
                                                                          ---------    ---------
                    Net cash used in financing activities                   (12,803)     (13.538)
                                                                          ---------    ---------
Net increase in cash                                                         44,090      154,552
Cash at beginning of period                                                  13,588       14,008
                                                                          ---------    ---------
Cash at end of period                                                     $  57,678      168,560
                                                                          =========    =========
Supplemental disclosure:
     Interest paid                                                        $   6,552        9,237
                                                                          =========    =========


See accompanying notes to condensed combined financial statements.

                         PAUL E. GARLAND, M.D., P.A. AND

                        CAPITAL EYE SURGERY CENTER, INC.

                Notes to Condensed Combined Financial Statements
                   Three Months ended March 31, 1996 and 1995
                                   (Unaudited)

(1) The condensed combined financial statements include the accounts of Paul E. Garland, M.D., P.A. (the "P.A.") and Capital Eye Surgery Center, Inc. ("Capital"). The accompanying unaudited condensed combined financial statements have been prepared in accordance with the accounting policies in effect as of December 31, 1995, as set forth in the combined financial statements for the year ended December 31, 1995 included elsewhere herein. In the opinion of management, all adjustments necessary for a fair presentation of the combined financial statements have been included. The results of operations for the three month periods ended March 31, 1996 and 1995 are not necessarily indicative of the results to be expected for the full year.

(2) On March 12, 1996, Omega Health Systems, Inc. acquired certain assets of the P.A. and the outstanding capital stock of Capital. In addition, the P.A. entered into a management agreement with Omega. Since the acquisition is reflected in the condensed consolidated balance sheet of Omega as of March 31, 1996, as included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, no balance sheet is required.

                           OMEGA HEALTH SYSTEMS, INC.
                Pro Forma Condensed Combined Statements of Income
                          Year ended December 31, 1995
                                   (Unaudited)

                                                       Omega        Garland          Pro Forma    Pro Forma
                                                     Historical    Historical       Adjustments   Combined
                                                    ------------   ----------      -----------   -----------
Center net revenues                                  $19,752,926    3,291,674                     23,044,600
Managed care revenues                                 10,546,467                                  10,546,467
Supply and equipment sales                             1,845,744                                   1,845,744
Management and other revenues                            790,334                                     790,334
                                                  -----------------------------------------------------------
             Total revenues                           32,935,471    3,291,674                0    36,227,145

Center operating expenses                             18,259,770    3,047,011 (1)      112,000    21,160,895
                                                                              (4)     (257,886)
Eye Care claims                                        7,589,390                                   7,589,390
Cost of sales                                          1,487,879                                   1,487,879
General and administrative expenses                    4,835,891                                   4,835,891
                                                  -----------------------------------------------------------

             Earnings from operations                    762,541      244,663          145,886     1,153,090

Interest expense                                        (290,978)     (42,932)(2)       40,000      (551,910)
                                                                              (3)     (258,000)
Other income (expense), net                                9,311      (48,695)(2)       25,000       (14,384)
                                                  -----------------------------------------------------------

             Earnings before income taxes                480,874      153,036          (47,114)      586,796

Income tax expense                                                      7,386 (5)       (7,386)            0
                                                  -----------------------------------------------------------

             Net earnings                          $     480,874      145,650          (39,728)      586,796
                                                  ===========================================================

Net earnings per common share                       $       0.10                                        0.13
                                                  ===============                              ==============

Weighted average shares outstanding                    4,694,352                                   4,694,352
                                                  ===============                              ==============


See accompanying notes to pro forma condensed combined financial statements.

                           OMEGA HEALTH SYSTEMS, INC.
                Pro Forma Condensed Combined Statements of Income
                        Three Months ended March 31, 1996
                                   (Unaudited)

                                                     Omega        Garland          Pro Forma   Pro Forma
                                                   Historical    Historical       Adjustments   Combined
                                                   -----------   ----------       -----------  ---------
Center net revenues                                 $4,915,330      754,402                     5,669,732
Managed care revenues                                3,333,863                                  3,333,863
Supply and equipment sales                             491,778                                    491,778
Management and other revenues                          156,756                                    156,756
                                                  --------------------------------------------------------
             Total revenues                          8,897,727      754,402                0    9,652,129

Center operating expenses                            4,545,244      593,376 (1)       28,000    5,193,620
                                                                            (4)       27,000
Eye Care claims                                      2,500,967                                  2,500,967
Cost of sales                                          353,818                                    353,818
General and administrative expenses                  1,316,742                                  1,316,742
                                                  --------------------------------------------------------

             Earnings from operations                  180,956      161,026          (55,000)     286,982

Interest expense                                      (115,671)      (6,552)(2)        4,000     (182,223)
                                                                            (3)      (64,000)
Other income (expense), net                             56,844       (9,223)                       47,621
                                                  --------------------------------------------------------

             Earnings before income taxes              122,129      145,251         (115,000)     152,380

Income tax expense                                           0            0                0            0
                                                  --------------------------------------------------------

             Net earnings                           $  122,129      145,251         (115,000)     152,380
                                                  ========================================================

Net earnings per common share                       $     0.03                                       0.03
                                                  =============                              =============

Weighted average shares outstanding                  4,716,096                                  4,716,096
                                                  =============                              =============


See accompanying notes to pro forma condensed combined financial statements.

                           OMEGA HEALTH SYSTEMS, INC.
                    Notes to Pro Forma Financial Information
                                   (Unaudited)

The accompanying pro forma combined financial information is intended to give effect to the acquisition by Omega Health Systems, Inc. (Omega) of certain assets of Paul E. Garland, M.D., P.A. (the "P.A.") and the outstanding stock of Capital Eye Surgery Center, Inc. and to give effect to the related management agreement between Omega and the P.A.

The pro forma financial statements should be read in conjunction with the historical financial statements of Omega Health Systems, Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 1995 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 and the historical combined financial statements of the P.A. and Capital included elsewhere herein.

The pro forma condensed combined statements of income for the year ended December 31, 1995 and the three months ended March 31, 1996 have been prepared assuming the transactions underlying the Asset Purchase Agreement, the Stock Purchase Agreement and the Management Agreement had been consummated as of the first day of each period presented. The pro forma condensed combined statements of income include the pro forma adjustments which, in the opinion of management, are required to adequately present the pro forma financial information. The pro forma condensed combined statements of income are not necessarily indicative of the results which would have been achieved had the transactions been consummated as of the dates indicated.

A pro forma balance sheet is not required because this transaction has been accounted for using the purchase accounting method and the transaction is reflected in Omega's condensed consolidated balance sheet as of March 31, 1996 included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

The following sets forth a description of the pro forma adjustments included in the pro forma condensed combined statements of income:

(1) This adjustment reflects the application of purchase accounting as follows:

         Aggregate purchase price                            $3,400,000
         Estimated fair value of net tangible assets acquired   600,000
                                                             ----------
         Estimated intangible assets                         $2,800,000
                                                             ==========
         Annual amortization over 25 years                   $  112,000
                                                                =======
         Quarterly amortization over 25 years                $   28,000
                                                                 ======
         The intangible assets arising from this transaction are being amortized over a period of 25 years, the term of the related management agreement.

(2) This adjustment removes from the pro forma condensed combined statements of income the effect of the following items which are not related to the assets and liabilities assumed or acquired in the transactions:
                                          1995             1996
                                          ----             ----
         Interest expense               40,000            4,000
         Other expense, net             25,000                -

(3) This adjustment provides for the effect of the financing of this transaction as follows:

                                                            1995         1996
                                                            ----         ----
         Interest expense on 7% note payable to Garland $98,000 24,500 Interest expense on the remainder of the
            purchase price at 8%                           160,000      40,000
                                                           -------      ------
         Total                                            $258,000      64,500
                                                           =======      ======

(4) This adjustment reflects the effect of the terms of the management agreement on the cost of professional services.

(5) This adjustment reflects the elimination of income tax expense as Omega is in a net operating loss carryforward position.